As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Porch Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-2587663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

411 1st Avenue S., Suite 501

Seattle, Washington 98104

(855) 767-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Cullen

General Counsel

411 1st Avenue S., Suite 501

Seattle, Washington 98104

(855) 767-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Andrew Moore

Perkins Coie LLP

1201 3rd Avenue, Suite 4900

Seattle, Washington 98101

(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerate filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2024

PROSPECTUS

Porch Group, Inc.

18,312,208 Shares

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 18,312,208 shares of our common stock, par value $0.0001 per share, by Homeowners of America Insurance Company, our indirect wholly-owned insurance carrier subsidiary (the “selling stockholder”). The selling stockholder received these shares pursuant to the contribution transactions described in the section of this prospectus entitled “Selling Stockholder—Relationships with Selling Stockholder.” Proceeds from the sale of any shares of common stock pursuant to this prospectus will be received directly by the selling stockholder. We will pay all expenses of the registration of the common stock and certain other expenses.

The selling stockholder may offer and sell these shares of common stock in one or more transactions (including one or more underwritten offerings) at the market price for our common stock prevailing at the time of sale, a price related to the prevailing market price, a negotiated price, or such other price as the selling stockholder may determine from time to time. The selling stockholder will be responsible for all underwriting discounts, brokerage fees and commissions and similar expenses in connection with the sale of the shares. For more information on possible methods of offer and sale by the selling stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution.” As of the date of this prospectus, no offers or sales of the shares are currently contemplated, and the selling stockholder makes no representation that any of the shares will be offered for sale.

Our common stock is traded on the Nasdaq Capital Market under the symbol “PRCH.” On August 8, 2024, the last reported sales price of our common stock on the Nasdaq Capital Market was $1.095 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, the selling stockholder may sell the securities described in this prospectus from time to time in one or more offerings or other transactions. We will not receive any proceeds from the sale by such selling stockholder of the securities described in this prospectus.

This prospectus provides you with a general description of the securities the selling stockholder may offer. When the selling stockholder offers the securities described in this prospectus, we or the selling stockholder may, if required, provide a prospectus supplement containing specific information about the selling stockholder and the terms upon which the securities are being offered. One or more free writing prospectuses may also be authorized to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectuses may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses) together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and any applicable prospectus supplement is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company,” and “Porch Group” refer to Porch Group, Inc., a Delaware corporation, and its consolidated subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward- looking statements are inherently subject to risks, uncertainties, assumptions, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends,” or similar expressions.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

(1) expansion plans and opportunities, and managing growth, to build a consumer brand;

(2) the incidence, frequency, and severity of weather events, extensive wildfires, and other catastrophes, including those occurring during the second quarter of 2024;

(3) economic conditions, especially those affecting the housing, insurance, and financial markets;

(4) expectations regarding revenue, cost of revenue, operating expenses, and the ability to achieve and maintain future profitability;

(5) existing and developing federal and state laws and regulations, including with respect to insurance, warranty, privacy, information security, data protection, and taxation, and management’s interpretation of and compliance with such laws and regulations;

(6) the Company’s reinsurance program, which includes the use of a captive reinsurer, the success of which is dependent on a number of factors outside management’s control, along with reliance on reinsurance to protect against loss;

(7) the possibility that a decline in our share price would result in a negative impact to the selling stockholder’s surplus position and may require further financial support to enable the selling stockholder to meet applicable regulatory requirements and maintain financial stability rating;

(8) the uncertainty and significance of the known and unknown effects on the selling stockholder and the Company due to the termination of a reinsurance contract following the fraud committed by Vesttoo Ltd. (“Vesttoo”), including, but not limited to, the outcome of Vesttoo’s Chapter 11 bankruptcy proceedings; the Company’s ability to successfully pursue claims arising out of the fraud, the costs associated with pursuing the claims, and the timeframe associated with any recoveries; the selling stockholder’s ability to obtain and maintain adequate reinsurance coverage against excess losses; the selling stockholder’s ability to stay out of regulatory supervision and maintain its financial stability rating; and the selling stockholder’s ability to maintain a healthy surplus;

(9) uncertainties related to regulatory approval of insurance rates, policy forms, insurance products, license applications, acquisitions of businesses, or strategic initiatives, including the reciprocal restructuring, and other matters within the purview of insurance regulators (including the discount associated with the shares contributed to by Porch Group, Inc. to the selling stockholder);

(10) the ability of the Company and its affiliates to consummate the proposed formation of the reciprocal exchange and the satisfaction of the conditions precedent to consummation of the proposed formation of such exchange, including the ability to secure regulatory approvals (on a state by state basis and initially in Texas) on the terms expected, at all or in a timely manner;

(11) the ability of the Company to successfully operate its businesses alongside a reciprocal exchange;

(12) the ability of the Company to implement its plans, forecasts and other expectations with respect to the reciprocal exchange business after the completion of the formation and to realize expected synergies and/or convert policyholders from its existing insurance carrier business into policyholders of the reciprocal exchange;

(13) potential business disruption following the formation of the reciprocal exchange;

(14) reliance on strategic, proprietary relationships to provide the Company with access to personal data and product information, and the ability to use such data and information to increase transaction volume and attract and retain customers;

(15) the ability to develop new, or enhance existing, products, services, and features and bring them to market in a timely manner;

(16) changes in capital requirements, and the ability to access capital when needed to provide statutory surplus;

(17) our ability to timely repay our outstanding indebtedness;

(18) the increased costs and initiatives required to address new legal and regulatory requirements arising from developments related to cybersecurity, privacy, and data governance and the increased costs and initiatives to protect against data breaches, cyber-attacks, virus or malware attacks, or other infiltrations or incidents affecting system integrity, availability, and performance;

(19) retaining and attracting skilled and experienced employees;

(20) costs related to being a public company; and

(21) other risks and uncertainties discussed in Part I, Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as those discussed in subsequent reports filed with the SEC, all of which are available on the SEC’s website at www.sec.gov.

Nothing in this prospectus, any prospectus supplement or the documents incorporated herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date made. Unless specifically indicated otherwise, the forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date made. The Company does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

RISK FACTORS

An investment in our common stock involves risks. In addition to the risks described below, you should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

Regulatory factors could impact the value at which the selling stockholder carries contributed shares on its statutory financial statements, negatively impact the selling stockholder’s regulatory surplus, and require us to take additional steps to enable the selling stockholder to adhere to regulatory requirements and maintain its financial stability rating.

As a Texas domestic property and casualty insurer, the selling stockholder is subject to various regulatory requirements, including minimum surplus as regards to policyholders and requirements relating to the credit quality, liquidity and diversification of investments. The amount of surplus and investments maintained by the selling stockholder also impacts its financial stability rating. Pursuant to the contribution transactions described in the section of this prospectus entitled “Selling Stockholder—Relationships with Selling Stockholder”, a total of 18,312,208 shares of common stock were contributed to the selling stockholder primarily to support its compliance with requirements under Texas law relating to surplus and to maintain its financial stability rating. The value at which the contributed shares are carried on the statutory financial statements of the selling stockholder is subject to ongoing regulatory risks, including the following:

•

Valuation of the contributed shares for purposes of the selling stockholder’s statutory financial statements remains subject to continuing oversight by the Texas Department of Insurance (“TDI”), which may in the future require that the shares be recorded at a more steeply discounted value than TDI initially approved depending upon our results of operation and other future events, including excess losses incurred by the selling stockholder’s insurance business due to severe weather events.

•

Other restrictions under Texas law on the total amount the selling stockholder may invest in an affiliate such as Porch Group, Inc., which could limit the portion of the contributed shares’ value that can be included as admitted assets on its statutory financial statements.

These and other regulatory factors beyond our control or that we have not anticipated could negatively impact the value at which the contributed shares are recorded on the selling stockholder’s statutory financial statements in future filings with TDI, which could negatively impact the selling stockholder’s surplus position and its financial stability rating. In such event, our strategy to bolster the selling stockholder’s surplus through the contribution of shares may prove ineffective, and we may need to contribute cash or other admitted assets or take other steps to enable the selling stockholder to adhere to Texas regulatory requirements, including as to surplus, and to maintain its financial stability rating. Our ability to effectively maintain the selling stockholder’s surplus position due to these factors will be subject to numerous risks, such as whether we have sufficient cash or other assets that would count as admitted assets of the selling stockholder under Texas insurance law available for additional contributions to the selling stockholder or the availability of additional debt or equity financing in the event that we do not. The availability of additional debt or equity financing is subject to numerous risks, including the trading price of our common stock at such time, other market conditions, and restrictions under the indentures governing our outstanding convertible senior notes on the incurrence of additional indebtedness.

A sustained decline in the price of our common stock would negatively impact the selling stockholder’s regulatory surplus, which may require us to contribute additional funds or shares to enable the selling stockholder to adhere to regulatory requirements and maintain its financial stability rating.

The shares of our common stock held by the selling stockholder represent a significant portion of its surplus as regards to policyholders. The value at which the selling stockholder carries these shares for regulatory financial reporting purposes will fluctuate over time with changes in the trading price of our common stock. A decline in the trading price of our common stock (whether sustained or temporary but at quarter end) would negatively impact the amount of surplus that the selling stockholder reports on its statutory financial statements. It is possible that this could require us to contribute additional funds to enable the selling stockholder to adhere to regulatory requirements relating to surplus and to maintain its financial stability rating. In such case, if we do not have sufficient cash resources on hand to fund needed contributions, we may need to raise additional capital through equity or debt financings or contribute additional shares of our common stock instead. Additional equity financings could result in significant additional dilution to existing stockholders, and we face significant restrictions on our ability to obtain additional debt financing due to the restrictive covenants under the indentures governing our outstanding convertible senior notes. As a result of these and other factors, additional capital may not be available on terms that are acceptable, if at all, which, if acceptable to TDI, could require us to contribute additional shares of our common stock to the selling stockholder to enable it to remain in compliance with regulatory requirements and maintain its financial stability rating, which could be delayed if such additional contribution were subject to stockholder approval under applicable Nasdaq listing rules. The contribution of additional shares of common stock to the selling stockholder and the possibility that the selling stockholder may sell such additional shares could cause the price of our common stock to decline and make it more difficult for us to raise funds through the sale of equity.

Future sales of our common stock by the selling stockholder could cause our stock price to decline and be dilutive.

Although the selling stockholder holds the shares of common stock described in this prospectus primarily to strengthen its surplus position and maintain its financial stability rating, the selling stockholder may sell all or a portion of the shares from time to time in the future as it may deem necessary or appropriate to support the needs of its business, including, for example, to generate additional cash to pay claims and expenses, to improve liquidity and asset diversification, to otherwise meet applicable regulatory requirements and maintain its financial stability rating, or to finance the acquisition of new business. In addition, the selling stockholder could be forced to sell shares if insurance regulatory authorities disallow the shares to be recorded as admitted assets on its statutory financial statements or require the shares to be recorded at a greater discount than initially approved by TDI. Additionally, if the selling stockholder is placed under receivership by TDI, the receiver may sell shares in connection with the liquidation or rehabilitation of the selling stockholder. The timing and amount of any such sales, and the offering price and proceeds thereof, cannot be predicted as of the date of this prospectus. Market conditions, the method of distribution and other factors could make it difficult for the selling stockholder to sell shares when necessary to meet underlying needs or objectives. The sale of shares of our common stock by the selling stockholder in the public market, or the perception by the market that those sales could occur, may cause the market price of our common stock to decline. Such sales, or the possibility that such sales may occur, also could make it more difficult for us to raise funds through the sale of equity in the future. Once shares are sold by the selling stockholder to unrelated parties, they will no longer be treated as treasury shares for financial reporting purposes, may be dilutive to earnings per share, will be entitled to vote and will count for quorum purposes.

OUR COMPANY

Porch Group is a leading homeowners insurance and vertical software platform and is positioned to be the best partner to help homebuyers move, maintain, and fully protect their homes. We offer differentiated products and services, with homeowners insurance at the center of this relationship.

We differentiate and look to win in the massive and growing homeowners insurance opportunity by 1) providing the best services for homebuyers, 2) led by advantaged underwriting in insurance, 3) to protect the whole home.

As a leader in the home services software-as-a-service space, we’ve built deep relationships with approximately 30 thousand companies that are key to the home-buying transaction, such as home inspectors, mortgage companies, and title companies. These relationships provide us with early insights to United States (“U.S.”) homebuyers. In partnership with these companies, we have the ability to help simplify the move for consumers with services such as insurance, warranty, moving and more.

We have two reportable segments that are also our operating segments: Vertical Software and Insurance. See Note 16, Segment Information, for additional information on our reportable segments.

Through our vertical software products we have unique insights into the majority of U.S. properties. This data helps feed our insurance underwriting models, better understand risk, and create competitive differentiation in underwriting.

We provide full protection for the home by including a variety of home warranty products alongside homeowners insurance. We are able to fill the gaps of protection for consumers, minimize surprises, and deepen our relationships and value proposition.

Our principal executive offices are located at 411 1st Avenue S., Suite 501, Seattle, Washington 98104, and our telephone number is (855) 767-2400. We maintain our main consumer website at www.porch.com, and our corporate and investor relations website is located at www.porchgroup.com. Information contained on our websites is not incorporated by reference in this prospectus and you should not consider information contained on our websites as part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS

Proceeds from the sale of shares of common stock offered pursuant to this prospectus will be received directly by the selling stockholder, an indirect wholly-owned subsidiary of Porch Group, Inc. that is a Texas domestic property and casualty insurance company. The selling stockholder expects to use the proceeds from the sale of any shares of common stock pursuant to this prospectus for general corporate purposes, which may include, but is not limited to, paying claims and expenses, improving liquidity and asset diversification, otherwise meeting applicable regulatory requirements and maintaining its financial stability rating, or financing the acquisition of new business. The selling stockholder makes no representation that any of the shares will be offered for sale.

SELLING STOCKHOLDER

This prospectus covers the public resale of the shares of common stock issued by us to the selling stockholder in connection with the contribution transactions described below. The table below presents information regarding the selling stockholder and the shares that the selling stockholder may offer and sell from time to time under this prospectus. The term “selling stockholder” includes the stockholder listed in the table below and its transferees, pledgees, donees, assignees or other successors.

The following table sets forth:

•	the name of the selling stockholder;

•	the number of shares beneficially owned by the selling stockholder prior to the sale of the shares covered by this prospectus;

•	the number of shares that may be offered by the selling stockholder pursuant to this prospectus; and

•	the number of shares to be beneficially owned by the selling stockholder following the sale of all the shares covered by this prospectus.

The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares it owns, but makes no representation that any of the shares will be offered for sale. Because the selling stockholder may sell some or all of the shares it owns which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares (except as described below with respect to our agreement to register the shares for resale), no estimate can be given as to the number of shares included in this prospectus will be held by the selling stockholder upon termination of this offering. We have therefore assumed for the purposes of the following table that the selling stockholder will sell all of the shares beneficially owned by it that are covered by this prospectus.

	Number of Shares of Common Stock Owned Prior to this Offering	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of shares of Common Stock Owned After Sale of Shares
Selling Stockholder
Homeowners of America Insurance Company(1)	18,312,208	18,312,208	0
Total	18,312,208	18,312,208	0

(1)	The address of Homeowners of America Insurance Company is 1400 Corporate Dr., Suite 300 Irving, TX 75038.

Relationships with Selling Stockholder

The selling stockholder, Homeowners of America Insurance Company, has been an indirect wholly-owned subsidiary of Porch Group, Inc. since the acquisition of the selling stockholder’s parent company, Homeowners of America Holdings Corporation, in April 2021. As a Texas domestic property and casualty insurance company, the selling stockholder is subject to certain requirements under Texas law related to the levels of “surplus as regards policyholders” it is required to maintain. The amount of regulatory surplus maintained by the selling stockholder supports its insurance underwriting activity and impacts its financial stability rating, which among other things are critical to its ability to write homeowners insurance. To support the selling stockholder’s planned transition to a reciprocal insurance exchange, bolster the selling stockholder’s balance sheet strength and financial stability rating after weather events in the second quarter of 2024 impacted surplus, aid in any future third party surplus note capital raising efforts, and support premium growth in 2025, Porch Group, Inc. contributed approximately 18.3 million shares of its common stock to the selling stockholder across two transactions in June and July 2024. Specifically, in June 2024, the board of directors of Porch Group, Inc. authorized the contribution of 4,500,000 shares of Porch Group, Inc.’s common stock to the selling stockholder. In July 2024, the board of directors of Porch Group, Inc. authorized the contribution of an additional 13,812,208 shares of Porch Group, Inc.’s common stock to the selling stockholder. The initial and second contributions were made pursuant to contribution agreements dated June 26, 2024 and July 31, 2024, respectively, between Porch Group, Inc. and the selling stockholder. The contribution agreements were entered into to document Porch Group, Inc.’s contribution of the shares to the selling stockholder and the selling stockholder’s acceptance of such contributions. The contribution agreements contain customary representations, warranties and other provisions and a covenant by Porch Group, Inc. to file with the SEC the registration statement of which this prospectus is a part in order to facilitate the sale of the shares from time to time by the selling stockholder.

In July 2024, we announced that we had filed an application to form and license a Texas reciprocal insurance exchange (the “Reciprocal”) with the Texas Department of Insurance (“TDI”). If approved and fully implemented by the Company, our insurance underwriting business would be conducted through the Reciprocal. The Reciprocal, upon its formation and licensing by TDI, will be a Texas domestic reciprocal insurance exchange. The Reciprocal will be managed by Porch Risk Management Services, LLC (“PRMS”) as its attorney in-in-fact. PRMS is a single member Texas limited liability company and an indirect wholly-owned subsidiary of Porch Group, Inc. Upon formation and licensing of the Reciprocal, it is expected that the Reciprocal will purchase all of the issued and outstanding shares of the selling stockholder from Porch Group, Inc. The selling stockholder may, following such purchase, transfer for value or distribute all or some of the shares of Porch Group, Inc. common stock received in the contribution transactions described above to the Reciprocal (which at that time will be the selling stockholder’s parent). In such event, we intend to file a prospectus supplement to add the Reciprocal as a selling stockholder under the registration statement of which this prospectus forms a part. The formation and initial funding of the Reciprocal, purchase and sale of the selling stockholder and any subsequent transfer distribution of the shares by selling stockholder to the Reciprocal remain subject to approval by the boards of directors of Porch Group, Inc. and the selling stockholder and TDI and will not take place if such approvals are not obtained or if Porch Group, Inc. changes its current plans.

The shares contributed to the selling stockholder are considered issued and outstanding under Delaware law, but are not entitled to vote or count for quorum purposes so long as the selling stockholder remains a direct or indirect subsidiary of, or is otherwise controlled, directly or indirectly, by Porch Group, Inc. This treatment of the shares under Delaware law is expected to continue if the transition of the Company’s insurance underwriting business to the Reciprocal described above is completed as expected, since the Reciprocal would continue to be controlled indirectly by Porch Group, Inc. through the attorney-in-fact arrangement with its indirect wholly-owned subsidiary, PRMS. Any shares sold by the selling stockholder (or by the Reciprocal) pursuant to this prospectus or any prospectus supplement or otherwise will become entitled to vote and will thereafter count for quorum purposes. So long as the selling stockholder continues to hold the shares and is included in our consolidated financial statements, for financial reporting purposes the shares will be reflected as treasury shares in our consolidated financial statements and excluded from average common shares outstanding for purposes of basic and diluted earnings (loss) per share. If the selling stockholder sells shares pursuant to this prospectus or otherwise, the shares sold will no longer be treated as treasury shares for financial reporting purposes, any gain or loss on sale would be recognized, and the shares sold will thereafter be considered outstanding for purposes of calculating basic and diluted earnings (loss) per shares.

In the third quarter of 2023, the selling stockholder terminated one of its reinsurance contracts after it discovered fraudulent activity committed by Vesttoo and others in the arrangement of capital for such reinsurance contract. Although the selling stockholder seized certain liquid collateral related to the terminated reinsurance contract and secured supplemental reinsurance coverage, the selling stockholder was placed under regulatory supervision by TDI and its financial stability rating was withdrawn. Following consultation with TDI, in September 2023, Porch Group, Inc. invested $57 million in the selling stockholder in exchange for a $49 million surplus note and the selling stockholder’s rights to potential claims stemming from the fraud committed by Vesttoo and others. As a result this investment, TDI released the selling stockholder from regulatory supervision and its financial stability rating was reinstated.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our third amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (our “Bylaws”), and the applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”). This summary is not complete. You should read our Charter and Bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of 410,000,000 shares, consisting of (i) 10,000,000 shares of preferred stock, par value $0.0001 per share and (ii) 400,000,000 shares of common stock, par value $0.0001 per share. As of August 8, 2024, there were 118,772,404 shares of our common stock outstanding (including 18,312,208 owned by the selling stockholder) and no shares of preferred stock outstanding. Although the shares owned by the selling stockholder are considered issued and outstanding, under the DGCL, these shares are neither entitled to vote nor count for quorum purposes because the selling stockholder, as an indirect wholly-owned subsidiary, is controlled by us.

Common Stock

Holders of our common stock (other than the selling stockholder, so long as it remains our subsidiary or is otherwise controlled, directly or indirectly, by us) are entitled to one vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.

Upon the Company’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata the Company’s remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. Our common stock is not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to our common stock. The rights, powers, preferences and privileges of holders of our common stock are subject to those of the holders of any shares of the Company’s preferred stock that we may authorize and issue in the future.

Preferred Stock

Our Charter authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by The Nasdaq Stock Market LLC (“Nasdaq”), the authorized shares of preferred stock will be available for issuance without further action by the holders of our common stock. The board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which the board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock could adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of a company’s net assets over the amount determined to be the capital by the company’s board of directors pursuant to the DGCL. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock having a par value. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, the Company’s capital is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

We have not paid any cash dividends on our common stock to date. Declaration and payment of any dividend in the future will be subject to the discretion of the board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors the board of directors may consider relevant. Further, our ability to declare dividends may be limited by restrictive covenants contained in the agreements governing the indebtedness of the Company and the Company’s subsidiaries.

Annual Stockholder Meetings

Our Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Company’s Charter and Bylaws and Certain Provisions of Delaware Law

Our Charter, Bylaws, and the DGCL contains provisions, as summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as our common stock remains listed on the Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power of our capital stock or the-then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of its management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the Company’s stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Classified Board of Directors Phased Out

At the 2022 annual meeting of stockholders, our stockholders approved a proposal from our board of directors to amend our Charter to declassify the board of directors and to provide, starting with the 2024 annual meeting of stockholders and at each annual meeting of stockholders thereafter, for the election of directors to one-year terms. At the 2024 annual meeting of stockholders, all directors were elected for a one-year term expiring at the 2025 annual meeting of stockholders and until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

Business Combinations

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”); or

•

subject to certain statutory exceptions, an affiliate or associate of an interested stockholder that, at any time within the three (3) year period immediately preceding the date that the stockholder became an interested stockholder, was the owner of 15% or more of the outstanding voting stock of the Company.

A “business combination” includes, among other things, a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the initial business combination is approved by the our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Removal of Directors; Vacancies

As provided in our Charter, (i) prior to our 2024 annual meeting of stockholders, a director serving on our board of directors may be removed by the stockholders only for cause and only by the affirmative vote of holders of a majority in voting power of all outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, and (ii) from and after our 2024 annual meeting of stockholders, a director serving on our board of directors may be removed by the stockholders with or without cause by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Charter provides that any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors then in office or by a sole remaining director (and not by stockholders) even if less than a quorum.

No Cumulative Voting

Under the DGCL, the right to vote cumulatively does not exist unless our Charter specifically authorizes cumulative voting. Our Charter and Bylaws do not authorize cumulative voting.

Special Stockholder Meetings

Our Charter provides that special meetings of the Company’s stockholders may be called at any time only by or at the direction of the chief executive officer, the board of directors or the chairperson of the board of directors pursuant to a resolution adopted by a majority of the board of directors. Our Bylaws provide that the business transacted at a special meeting shall be limited to the matters so stated in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting by a stockholder, a stockholder must comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Our Bylaws allow the board of directors to adopt rules and regulations for the conduct of meetings as it deems appropriate which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with certain corporate transactions, including a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

Our Charter provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company or its stockholders, (3) action asserting a claim against the Company, our directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or Bylaws, or (4) action asserting a claim against the Company or our directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. In addition, the provisions described above will not apply to suits brought to enforce any duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts have exclusive jurisdiction.

Conflicts of Interest

The DGCL permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors, or stockholders. Our Charter, to the extent allowed by the DGCL, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or their respective affiliates in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have, and we renounce any expectancy that any of our directors or officers will offer any such corporate opportunity of which they may become aware to the Company, except with respect to any of our directors or officers regarding a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Company and (i) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (ii) the director or officer is permitted to refer that opportunity to us without violating any legal obligation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. The Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company’s directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our Charter and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving the Company’s directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. Its address is 1 State Street, 30th Floor, New York, NY 10004. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PRCH”.

PLAN OF DISTRIBUTION

The selling stockholder may sell the shares of common stock included in this prospectus from time to time pursuant to underwritten public offerings (whether on a firm commitment or best efforts basis), direct sales to the public, privately negotiated transactions, block trades in which a dealer will attempt to sell a block of shares as the selling stockholder’s agent but may position and resell portion of the block as a principal to facilitate the transaction, through purchases by a broker-dealer as principal and resale of shares by the broker-dealer for its own account, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, or a combination of these methods or any other method permitted pursuant to applicable law. The selling stockholder may sell the shares to or through underwriters, brokers or dealers, or directly to one or more purchasers. If shares are sold through underwriters, brokers or dealers, the selling stockholder will be responsible for underwriting fees, discounts or commissions. The selling stockholder may distribute shares from time to time in one or more transactions:

•	at a fixed price or prices;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

To the extent required, a prospectus supplement or supplements (and any related free writing prospectus authorized by us to be provided to you) will describe the terms of the offering of the shares, including, to the extent applicable:

•	the terms of the offering;

•	the name or names of the underwriters, dealers, or agents, if any;

•	any public offering price or other purchase price for the shares or other consideration therefor;

•	the proceeds the selling stockholder will receive from the sale;

•	any options (whether or not to cover over-allotments) under which underwriters may purchase additional securities from the selling stockholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any delayed delivery arrangements; and

•	any securities exchange or market on which the shares may be listed.

Only underwriters named in a prospectus supplement will be underwriters of the shares offered by that prospectus supplement. If underwriters are used in a sale of shares, they will acquire the shares for their own account and may resell the shares from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the shares will be subject to the conditions set forth in the applicable underwriting agreement. The selling stockholder may offer the shares to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the shares offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If dealers are used for the sale of securities, the selling stockholder, or an underwriter, will sell the shares to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The selling stockholder will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

The selling stockholder may sell securities directly or through agents it designates from time to time. The selling stockholder will name any agent involved in the offering and sale of securities and the selling stockholder will describe any commissions the selling stockholder will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, its agent will act on a best-efforts basis for the period of its appointment.

The selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from the selling stockholder at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The selling stockholder will describe the conditions to these contracts and the commissions the selling stockholder must pay for solicitation of these contracts in the applicable prospectus supplement.

The selling stockholder may sell the shares directly in transactions not involving underwriters, dealers, or agents.

The selling stockholder may sell the shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The selling stockholder will describe the terms of any such sales in the applicable prospectus supplement.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. The selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

If the selling stockholder uses an underwriter for a sale of securities, such underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the shares, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on The Nasdaq Global Select Market may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under the securities laws of some states, the shares offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We cannot assure you that the selling stockholder will sell all or any portion of our common stock offered hereby. The selling stockholder makes no representation that any of the shares will be offered for sale.

The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. We may indemnify underwriters, brokers, dealers and agents against specific liabilities to which they may become subject in connection with the sale of the shares owned by the selling stockholder and registered under this prospectus.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware.

EXPERTS

The consolidated financial statements for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Porch Group, Inc. at December 31, 2022, and for each of the two years in the period ended December 31, 2022 appearing in Porch Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.porchgroup.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•	our Current Reports on Forms 8-K filed with the SEC on January 25, 2024, February 12, 2024, March 28, 2024, April 9, 2024, June 14, 2024 and August 6, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 20, 2019 under Section  12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021).

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Porch Group, Inc., Attention: General Counsel, 411 1st Avenue S., Suite 501, Seattle, Washington 98104, telephone (855) 767-2400.

Porch Group, Inc.

18,312,208 Shares of Common Stock

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The registrants’ estimated expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table.

SEC Registration Fee		$3,027.23
Legal Fees and Expenses		**
Trustee Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Stock Exchange and Other Listing Fees		**
Miscellaneous		**
Total	$	**

**

The number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, our Third Amended and Restated Charter provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, unless they (i) violated their duty of loyalty to the Corporation or its stockholders, (ii) acted in bad faith, knowingly or intentionally violated the law, (iii) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (iv) derived improper personal benefit from their actions as directors. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

Our Third Amended and Restated Charter and Amended and Restated Bylaws provide that we will indemnify our present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise. In addition, our Third Amended and Restated Charter and Amended and Restated Bylaws provide that we shall advance expenses incurred by a director or officer in defending or otherwise participating in a proceeding to the fullest extent permitted by applicable law.

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We also maintain directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by our directors and officers in their capacities as our directors and officers.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Third Amended and Restated Certificate of Incorporation of Porch Group, Inc., as filed with the Secretary of State of the State of Delaware on June 9, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on June 10, 2022).

3.2	Amended and Restated By-Laws of Porch Group, Inc., dated December 23, 2020 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K (File No. 001-39142), filed with the Commission on December 29, 2020).

4.1	Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K (File No. 001-39142), filed with the SEC on December 31, 2020).

5.1†	Opinion of Morris, Nichols, Arsht & Tunnell LLP.

23.1†	Consent of Grant Thornton LLP.

23.2†	Consent of Ernst & Young LLP.

23.3†	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on the signature pages hereof).

107†	Filing Fee Table.

†	Filed herewith.
*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant sin the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 9, 2024.

PORCH GROUP, INC.

By:	/s/ Matthew Ehrlichman
Name:	Matthew Ehrlichman
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Matthew Ehrlichman, Shawn Tabak, and Matthew Cullen, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to execute any and all amendments to this Registration Statement (including any post-effective amendments, and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Ehrlichman Matthew Ehrlichman	Chief Executive Officer (Principal Executive Officer) and Chair of the Board	August 9, 2024

/s/ Shawn Tabak Shawn Tabak	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 9, 2024

/s/ Sean Kell Sean Kell	Director	August 9, 2024

/s/ Rachel Lam Rachel Lam	Director	August 9, 2024

/s/ Alan Pickerill Alan Pickerill	Director	August 9, 2024

/s/ Amanda Reierson Amanda Reierson	Director	August 9, 2024

/s/ Maurice Tulloch Maurice Tulloch	Director	August 9, 2024

/s/ Camilla Velasquez Camilla Velasquez	Director	August 9, 2024

/s/ Regi Vengalil Regi Vengalil	Director	August 9, 2024